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                                                                   Exhibit 99.11

INDEPENDENT AUDITORS' CONSENT


Merrill Lynch Federal Securities Trust:

We consent to the use in Post-Effective Amendment No. 13 to Registration Statement No. 2-92366 of our report dated October 7, 1996 appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Princeton, New Jersey
December 20, 1996